Exhibit 5.1

400 West Capitol Avenue Suite 2000 Little Rock, Arkansas 72201-3522 www.FridayFirm.com

August 3, 2021

Simmons First National Corporation 501 Main Street Pine Bluff, Arkansas 71601

Re:	Registration Statement on Form S-4 – Simmons First National Corporation

Ladies and Gentlemen:

We have acted as counsel to Simmons First National Corporation, an Arkansas corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (File No. 333-258059) (as amended, the “Registration Statement”) and the related proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 8,664,839 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), to be issued in connection with (i) the proposed merger of Landmark Community Bank, a Tennessee state-chartered bank (“Landmark”) with and into Simmons Bank (“Simmons Bank”), an Arkansas state-chartered bank and wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of June 4, 2021 (the “Landmark Agreement”), by and among the Company, Simmons Bank and Landmark, and (ii) the proposed merger of Triumph Bancshares, Inc., a Tennessee corporation (“Triumph”), with and into the Company pursuant to the Agreement and Plan of Merger, dated as of June 4, 2021 (the “Triumph Agreement”, and together with the Landmark Agreement, the “Merger Agreements”), by and between the Company and Triumph. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a) the Registration Statement (including the proxy statement/prospectus comprising a part thereof);

(b) the Merger Agreements;

Simmons First National Corporation

August 3, 2021

(c) the Amended and Restated Articles of Incorporation of the Company dated July 12, 2021;

(d) the Bylaws of the Company dated as of October 21, 2020; and

(e) a copy of the Resolutions of the Board of Directors of the Company adopted on June 4, 2021;

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

We have also assumed that, with respect to the Landmark Agreement, prior to the issuance of any of the Shares, (a) the Registration Statement will have become effective under the Securities Act, (b) to the extent required under the laws of Tennessee, the shareholders of Landmark will have approved and adopted the Landmark Agreement, including the transactions contemplated by the Landmark Agreement, and (c) the transactions contemplated by the Landmark Agreement will have been consummated in accordance with the Landmark Agreement.

We have also assumed that, with respect to the Triumph Agreement, prior to the issuance of any of the Shares, (a) the Registration Statement will have become effective under the Securities Act, (b) to the extent required under the laws of Tennessee, the shareholders of Triumph will have approved and adopted the Triumph Agreement, including the transactions contemplated by the Triumph Agreement, and (c) the transactions contemplated by the Triumph Agreement will have been consummated in accordance with the Triumph Agreement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the respective Merger Agreements have been duly authorized and, when the Registration Statement has become effective under the Securities Act, the Shares, when issued upon the terms and conditions set forth in the Merger Agreements, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the federal laws of the United States and the applicable statutory provisions of Arkansas corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Arkansas Constitution, all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Simmons First National Corporation

August 3, 2021

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares pursuant to the Merger Agreements.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Shares appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Cordially yours,

/s/ Friday, Eldredge & Clark, LLP

Friday, Eldredge & Clark, LLP

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